Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 26, 2007 in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-147465) and related Prospectus of USA Technologies, Inc. dated December 20, 2007.

/s/ Goldstein Golub Kessler LLP

New York, New York
December 20, 2007